                                                                    EXHIBIT 16.1

                          [Arthur Andersen Letterhead]

April 26, 2000

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549


Dear Sir/Madam:


We have read paragraphs (a)(1)(i)-(v) of Item 4 included in the Form 8-K dated April 24, 2000 of Pegasystems Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



Arthur Andersen LLP
/s/ Arthur Andersen LLP